                                                                    EXHIBIT 4.11

     THE SECURITIES REPRESENTED BY THIS WARRANT MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT MADE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                                    WARRANT

                          SI DIAMOND TECHNOLOGY, INC.

                The Transferability of this Warrant is Restricted
                           as Provided in Article 3

     FOR GOOD AND VALUABLE consideration, the receipt of which is hereby acknowledged by SI DIAMOND TECHNOLOGY, INC., 3006 Longhorn Boulevard, Austin, Texas 78758, a Texas corporation (the "Company"), First London Securities Corporation ("Holder"), is hereby granted the right to purchase, at the initial exercise price of $0.25 per share, 100,000 shares of the Company's common stock, $.001 par value (the "Common Shares").

     Subject to the further terms hereof, this Warrant shall be exercisable in whole or in part at any time and from time to time prior to 11:59 p.m. (Austin time) on October 29, 1999. This Warrant shall be exercisable only in the event that the exercise is for, at a minimum, the lesser of (i) 10,000 Common Shares or (ii) the remaining number of Common Shares which the registered holder of this Warrant has the right to purchase thereunder. Upon the expiration of the applicable period for exercise of this Warrant, this Warrant shall no longer entitle the holder thereof to acquire any shares of Common Shares or any other security of the Company. For the purposes of this Warrant, "Affiliates" or "Affiliate" of Holder shall mean any person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with Holder. "Control" in, of or by an Affiliate requires ownership of more than fifty percent (50%) of (i) voting stock of a company which issued voting stock, or
(ii) ownership interest in any enterprise; an entity or person is an Affiliate only as long as control exists.

     This Warrant initially is exercisable in whole or part as provided above at a price of $0.25 per Share payable by wire transfer of collected funds, subject to adjustment as provided in Article 5 hereof. Upon surrender of this Warrant, with the annexed Subscription Form duly executed, together with payment of the Purchase Price (as hereinafter defined) for the Common Shares purchased, at the offices of the Company, the registered holder of this Warrant shall be entitled to receive a certificate or certificates for all the Common Shares.

1.   EXERCISE OF WARRANT

     The purchase rights represented by this Warrant are exercisable at the option of the Holder hereof, in whole Common Shares only (but not as to fractional Common Shares underlying this Warrant), during any period in which this Warrant may be exercised as set forth above.

     If this Warrant is exercised in part only, the Company, upon surrender of this Warrant for cancellation, shall execute and deliver a new Warrant of like tenor evidencing the right of the holder to purchase the balance of the Common Shares purchasable hereunder.

2.   ISSUANCE OF CERTIFICATES

     Upon the exercise of this Warrant, the issuance of certificates for Common Shares underlying this Warrant shall be made forthwith (and in any event within five business days thereafter) without charge to the Holder hereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 3 hereof) be issued in the name of, or in such names as may be directed by, the Holder hereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The certificates representing the Common Shares underlying this Warrant shall be executed on behalf of the Company by the manual or facsimile signature of one of the present or any future Chairman or President of the Company and any present or future Vice President or Secretary of the Company. Upon transfer of this Warrant in whole or in part to an Affiliate of Holder, such transferee shall be entitled to all the rights of a Holder hereof.

3.   RESTRICTION ON TRANSFER OF WARRANT AND COMMON SHARES

     The Holder of this Warrant, by its acceptance hereof, covenants and agrees that this Warrant and the Common Shares are being acquired as an investment and not with a view to the distribution thereof, and that the Warrant may not be exercised, and neither the Warrant nor the Shares may be sold, transferred, assigned, hypothecated or otherwise disposed of (other than to an Affiliate of Holder), in whole or in part unless in the opinion of counsel reasonably concurred in by the Company's counsel such transfer is in compliance with all applicable securities laws, after which this Warrant and the Common Shares shall again be subject to the restrictions contained in this Article 3.

4.   PRICE

     4.1. INITIAL AND ADJUSTED PURCHASE PRICE. The initial purchase price shall be $0.25 per Share. The adjusted purchase price shall be the price which shall result from time to time from any and all adjustments of the initial purchase price in accordance with the provisions of
          Article 5 hereof.

     4.2. PURCHASE PRICE. The term "Purchase Price" herein shall mean the initial purchase price or the adjusted purchase price, depending upon the context.

5.   ADJUSTMENTS OF PURCHASE PRICE AND NUMBER OF COMMON SHARES

     5.1. SUBDIVISION AND COMBINATION

          In case the Company shall at any time subdivide or combine the outstanding Common Shares, the Purchase Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

     5.2. RECLASSIFICATION, CONSOLIDATION, MERGER, ETC.

          In case of any reclassification or change of the outstanding Common Shares (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Shares, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder of this Warrant shall thereafter have the right to purchase upon the exercise of this Warrant the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the Common Shares underlying this Warrant immediately prior to any such events at the Purchase Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised this Warrant.

6.   EXCHANGE AND REPLACEMENT OF WARRANT

     This Warrant is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company for new Warrants of like tenor and date representing in the aggregate the right to purchase the same number of Common Shares as are purchasable hereunder in such denominations as shall be designated by the Holder hereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

7.   ELIMINATION OF FRACTIONAL INTERESTS

     The Company shall not be required to issue certificates representing fractions of Common Shares on the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated.

8.   RESERVATION AND LISTING OF SECURITIES

     The Company shall at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issuance upon the exercise of this Warrant, such number of Common Shares as shall be issuable upon the exercise hereof and thereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Purchase Price therefor, all Shares issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.

9.   NOTICES

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered, or mailed by registered or certified mail, return receipt requested:

     9.1. If to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company; or

     9.2. If to the Company, to the address set forth on the first page of this Warrant or to such other address as the Company may designate by notice to the Holders.

10.  SUCCESSORS

     All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributors, successors and assigns. Assignability of registration rights is limited under the terms of this Warrant.

11.  HEADINGS

     The Article and Section headings in this Warrant are inserted for purposes of convenience and shall have no substantive effect.

12.  LAW GOVERNING

     This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Texas.

     WITNESS the seal of the Company and the signature of its duly authorized Officer.

                                       SI DIAMOND TECHNOLOGY, INC.

                                       By:
                                          ----------------------------
                                                Douglas P. Baker
                                               Vice President and
                                            Chief Financial Officer

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                         TO:  SI DIAMOND TECHNOLOGY, INC.

     The undersigned hereby irrevocably exercises the right to purchase __________________ of the shares of Common Stock of SI Diamond Technology, Inc., a Texas corporation, evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

     The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of the such Common Stock, except in accordance with provisions of
Section 3 of the Warrant, and consents that the following legend may be affixed to the certificates for the Common Stock hereby subscribed for, if such legend is applicable:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law, and may not be sold, transferred, pledged, hypothecated or otherwise disposed of until either (i) a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or (ii) an exemption from registration under the Securities Act or applicable state securities laws is available in connection with such offer, sale or transfer."

     The undersigned requests that certificates for such shares be issued, and a warrant representing any unexercised portion thereof be issued, pursuant to the Warrant in the name of the Registered Holder and delivered to the undersigned at the address set forth below:

Dated:

--------------------------------------------------------------------------------
                        Signature of Registered Holder

--------------------------------------------------------------------------------
                       Name of Registered Holder (Print)

--------------------------------------------------------------------------------
                                    Address



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